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                                                                     Exhibit 2.2

                               FIRST AMENDMENT TO
                            ASSET PURCHASE AGREEMENT


                  THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "First Amendment"), dated as of August 31, 1999, is made by and among SHILOH INDUSTRIES, INC., a Delaware corporation (the "Parent"), SHILOH AUTOMOTIVE, INC., an Ohio corporation ("Buyer"), and MTD PRODUCTS INC, an Ohio corporation ("Seller").


                                    RECITALS
                                    --------

                  A. The, Parent, Buyer and Seller entered into that certain Asset Purchase Agreement dated as of June 21, 1999 (the "Purchase Agreement"); and

                  B. Pursuant to Section 10.11 of the Purchase Agreement, the Parent, Buyer Seller have agreed to amend the Purchase Agreement as set forth herein.

                  NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:


                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

                  1.1. CERTAIN DEFINITIONS. Unless otherwise defined herein, all capitalized terms used herein have the meanings given to them in the Purchase Agreement.


                                   ARTICLE II

                       AMENDMENT TO THE PURCHASE AGREEMENT
                       -----------------------------------

                  2.1. SECTION 7.1(b). Section 7.1(b) is hereby amended and superseded in all respects by the provisions of this First Amendment. As amended and restated, Section 7.1(b) reads in its entirety:

                  "(b) by either Seller or the Buyer by written notice to the other party if the transactions contemplated hereby shall not have been consummated pursuant hereto by 5:00 p.m. Cleveland, Ohio time on November 15, 1999, unless such date shall be extended by the mutual written consent of Seller and the Buyer;"




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                                   ARTICLE III
                                  MISCELLANEOUS
                                  -------------

                  3.1 EFFECT OF FIRST AMENDMENT. Except as specifically provided herein, this First Amendment does not in any way waive, amend, modify, affect or impair the terms and conditions of the Purchase Agreement, and all terms and conditions of the Purchase Agreement are to remain in full force and effect unless otherwise specifically amended, waived or changed pursuant to this First Amendment.

                  This First Amendment constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, representations, or other arrangements, whether express or implied, written or oral, of the parties in connection therewith except to the extent expressly incorporated or specifically referred to herein.

                  3.2 COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                  3.3 GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.



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                  IN WITNESS WHEREOF, each of the parties hereto has caused this
First Amendment to be duly executed and delivered as of the date first above written.


                                            SHILOH INDUSTRIES, INC.

                                            By: /s/ John F. Falcon
                                                --------------------
                                                Name:
                                                Title:


                                            SHILOH AUTOMOTIVE, INC.

                                            By: /s/ John F. Falcon
                                                --------------------
                                                Name:
                                                Title:


                                            MTD PRODUCTS INC

                                            By: /s/ Ronald C. Hauser
                                                --------------------
                                                Name:
                                                Title:


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